Exhibit 99.1

Onto Innovation Reports 2025 Fourth Quarter and Full Year Results

Wilmington, Mass., February 19, 2026 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the fourth quarter and full year 2025.

Fourth Quarter and Full Year Business and Financial Highlights:

•
Record quarterly revenue of $267 million in the fourth quarter and full year revenue of $1.005 billion.

•
Completed acquisition of key product lines from the materials analysis business of Semilab International.

•
Next generation Dragonfly® shipped to multiple customers with evaluation periods now ongoing.

•
Closed a new volume purchase agreement estimated at over $240 million with a leading high bandwidth memory (HBM) manufacturer for Dragonfly® 2D inspection and 3D bump metrology to support expansion plans through 2027.

“2025 concluded on a strong note for Onto Innovation, highlighted by record revenue for both the fourth quarter and the full year, the successful acquisition of select product lines from Semilab International, and the shipment of multiple next-generation Dragonfly® systems for high resolution 2D applications to customers beginning their evaluation periods,” said Mike Plisinski, chief executive officer of Onto Innovation. “With global AI investment fueling a robust upcycle in semiconductor capital equipment spending, our deep and broad portfolio across advanced packaging, advanced nodes and specialty devices positions us to capitalize on the high growth segments of the market. We are also seeing strong customer engagement across our new products to address their most critical metrology and inspection challenges, reinforcing our confidence in our ability to outgrow the semiconductor equipment market in 2026 and beyond.”

Operating Results:

The results for the three and twelve months ended January 3, 2026, include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in the press release.

Three months ended January 3, 2026:

Revenue and Gross Margin:

•
Revenue of $266.9 million, an increase of 1.1% year-over-year from $263.9 million in the fourth quarter of 2024.

•
Gross margin of 46.4% as compared to gross margin of 50.2% in the fourth quarter of 2024. Non-GAAP gross margin of 54.6% as compared to 54.5% in the fourth quarter of 2024.

Exhibit 99.1

Operating Income:

•
Operating income of $13.9 million, or 5.2% of revenue, as compared to operating income of $42.5 million, or 16.1% of revenue, in the fourth quarter of 2024.

•
Non-GAAP operating income of $67.2 million, or 25.2% of revenue, as compared to non-GAAP operating income of $75.5 million, or 28.6% of revenue, in the fourth quarter of 2024.

Net Income and Earnings per share:

•
Net income of $10.5 million, or diluted earnings per share of $0.21, as compared to net income of $48.8 million, or diluted earnings per share of $0.98, in the fourth quarter of 2024.

•
Non-GAAP net income of $62.3 million, or diluted non-GAAP earnings per share of $1.26, as compared to non-GAAP net income of $74.8 million, or non-GAAP diluted earnings per share of $1.51, in the fourth quarter of 2024.

Cash and investments:

The Company generated cash from operations of approximately $95 million for the fourth quarter of 2025. The Company ended the fourth quarter with $639.6 million of cash and short-term investments on hand.

Twelve months ended January 3, 2026

Revenue and Gross Margin:

•
Revenue of $1,005.3 million, up 1.8% year-over-year from $987.3 million in 2024.

•
Gross margin of 49.7% as compared to gross margin of 52.2% in 2024. Non-GAAP gross margin of 54.6% as compared to 53.6% in 2024.

Operating Income:

•
Operating income of $132.9 million, or 13.2% of revenue, as compared to operating income of $187.1 million, or 19.0% of revenue, in 2024.

•
Non-GAAP operating income of $255.3 million, or 25.4% of revenue, as compared to non-GAAP operating income of $267.3 million, or 27.1% of revenue, in 2024.

Net Income and Earnings per share:

•
Net income of $136.8 million, or diluted earnings per share of $2.78, as compared to net income of $201.7 million, or diluted earnings per share of $4.06 in 2024.

•
Non-GAAP net income of $243.5 million, or diluted non-GAAP earnings per share of $4.94, as compared to non-GAAP net income of $265.0 million, or non-GAAP diluted earnings per share of $5.34, in 2024.

Financial Outlook:

Exhibit 99.1

For the first fiscal quarter ending March 31, 2026, the Company expects the following:

•
Revenue of $275 million to $285 million.
•
Gross margin of 54.6% to 55.6%.
•
GAAP operating margin of 14.2% to 15.6%
•
Non-GAAP operating margin of 25.5% to 26.5%.
•
GAAP diluted earnings per share of $0.74 to $0.84.
•
Non-GAAP diluted earnings per share of $1.26 to $1.36.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, February 19, 2026, to discuss its fourth quarter and full year 2025 financial results and other matters in greater detail. To participate in the call, please dial (800) 330-6710 or International: +1 (646) 769-9200 and reference conference ID 5073025 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

In addition to information regarding the Company’s results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company has provided in this release non-GAAP financial measures, including non-GAAP gross profit as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue, which exclude amortization of intangibles, merger and acquisition-related expenses and benefits, litigation expenses and benefits and other restructuring costs. Non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability or otherwise are not representative of our ongoing operations, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of intangibles: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations and also facilitates comparisons to peer companies.

Exhibit 99.1

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Restructuring and other: we incur restructuring and impairment charges on individual or groups of employed assets, such as inventory or plant, property & equipment, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our ongoing operations with prior and future periods.

Litigation expenses and benefits: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of ongoing business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of Onto Innovation’s products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with its customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes, including tariffs and trade disputes, or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies including the Semilab business, and to realize the

Exhibit 99.1

anticipated benefits of such acquisitions. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 28, 2024, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance, or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: unpatterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Sidney Ho

+1 626.233.8431

sidney.ho@ontoinnovation.com

(Financial tables follow)

Exhibit 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	January 3, 2026	December 28, 2024
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$639,622	$852,328
Accounts receivable, net	268,932	308,142
Inventories	298,264	286,979
Prepaid expenses and other current assets	61,217	30,073
Total current assets	1,268,035	1,477,522
Net property, plant and equipment	127,184	123,868
Goodwill and intangibles, net	942,113	457,437
Other assets	30,409	58,264
Total assets	$2,367,741	$2,117,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$156,229	$106,236
Other current liabilities	62,717	63,853
Total current liabilities	218,946	170,089
Other non-current liabilities	48,148	21,120
Total liabilities	267,094	191,209
Stockholders’ equity	2,100,647	1,925,882
Total liabilities and stockholders’ equity	$2,367,741	$2,117,091

Exhibit 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3,	December 28,	January 3,	December 28,
	2026	2024	2026	2024
Revenue	$266,866	$263,939	$1,005,263	$987,321
Cost of revenue	143,074	131,531	505,493	472,013
Gross profit	123,792	132,408	499,770	515,308
Operating expenses:
Research and development	36,163	31,985	131,978	113,859
Sales and marketing	18,226	19,409	69,955	76,045
General and administrative	34,468	22,492	107,076	79,855
Amortization	14,074	10,099	39,410	49,437
Restructuring expenses and other	7,003	5,963	18,424	9,009
Total operating expenses	109,934	89,948	366,843	328,205
Operating income	13,858	42,460	132,927	187,103
Interest income, net	7,784	8,965	34,971	33,489
Other expense, net	(2,117)	(154)	(4,996)	(145)
Income before provision for income taxes	19,525	51,271	162,902	220,447
Provision for income taxes	8,996	2,454	26,143	18,777
Net income	$10,529	$48,817	$136,759	$201,670
Earnings per share:
Basic	$0.21	$0.99	$2.78	$4.09
Diluted	$0.21	$0.98	$2.78	$4.06
Weighted average shares outstanding:
Basic	49,344	49,374	49,123	49,343
Diluted	49,539	49,630	49,273	49,660

Exhibit 99.1

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Revenue	$266,866	$263,939	$1,005,263	$987,321
Gross profit	$145,577	$143,886	$548,685	$529,466
Gross margin as percentage of revenue	55%	55%	55%	54%
Operating expenses	$78,417	$68,418	$293,358	$262,170
Operating income	$67,160	$75,468	$255,327	$267,296
Operating margin as a percentage of revenue	25%	29%	25%	27%
Net income	$62,258	$74,831	$243,495	$265,023
Diluted earnings per share	$1.26	$1.51	$4.94	$5.34

Exhibit 99.1

ONTO INNOVATION INC.

GAAP TO NON-GAAP RECONCILLIATION

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
GAAP gross profit	$123,792	$132,408	$499,770	$515,308
Non-GAAP items:
Merger and acquisition related expenses	—	(15)	—	90
Restructuring expenses and other	21,785	11,493	48,915	14,068
Non-GAAP gross profit	$145,577	$143,886	$548,685	$529,466
GAAP gross margin as a percentage of revenue	46%	50%	50%	52%
Non-GAAP gross margin as a percentage of revenue	55%	55%	55%	54%
GAAP operating income	$13,858	$42,460	$132,927	$187,103
Non-GAAP items:
Merger and acquisition related expenses	10,439	5,453	15,651	7,653
Restructuring expenses and other	28,789	17,456	67,339	23,077
Litigation expenses	—	—	—	27
Amortization of intangibles	14,074	10,099	39,410	49,437
Non-GAAP operating income	$67,160	$75,468	$255,327	$267,297
GAAP operating margin as a percentage of revenue	5%	16%	13%	19%
Non-GAAP operating margin as a percentage of revenue	25%	29%	25%	27%

GAAP net income	$10,529	$48,817	$136,759	$201,670
Non-GAAP items:
Merger and acquisition related expenses	10,439	5,453	15,651	7,652
Restructuring expenses and other	28,789	17,456	67,339	23,077
Litigation expenses	—	—	—	27
Amortization of intangibles	14,074	10,099	39,410	49,437
Net tax provision adjustments	(1,573)	(6,994)	(15,664)	(16,840)
Non-GAAP net income	$62,258	$74,831	$243,495	$265,023
Non-GAAP diluted earnings per share	$1.26	$1.51	$4.94	$5.34

Exhibit 99.1

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FIRST QUARTER 2026

GAAP TO NON-GAAP GUIDANCE

($ in millions, except percentages and per share data)

	Operating Income				EPS
	Low		High		Low	High
	Dollars	Margin	Dollars	Margin
Estimated GAAP	$39.0	14.2%	$44.4	15.6%	$0.74	$0.84
Estimated non-GAAP items:
Amortization of intangibles	25.1	9.1%	25.1	8.8%	0.50	0.50
Merger and acquisition related expenses	1.0	0.4%	1.0	0.4%	0.02	0.02
Restructuring expenses	5.0	1.8%	5.0	1.7%	0.10	0.10
Net tax provision adjustments	-	0%	-	0%	(0.10)	(0.10)
Estimated non-GAAP	$70.1	25.5%	$75.5	26.5%	$1.26	$1.36

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